As filed with the Securities and Exchange Commission on March 10, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROTAGONIST THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	94-0505495
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7707 Gateway Boulevard, Suite 140

Newark, California 94560

(510) 474-0170

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan

Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan

Protagonist Therapeutics, Inc. Amended and Restated 2018 Inducement Plan

Dinesh V. Patel, Ph.D.

President and Chief Executive Officer

7707 Gateway Boulevard, Suite 140

Newark, California 94560

(510) 474-0170

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael E. Tenta

Peter Mandel

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value per share
– Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan	1,088,705	(2)	$8.08	$8,796,736.40	$1,142.00
– Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan	272,176	(4)	$8.08	$2,199,182.08	$286.00
– Protagonist Therapeutics, Inc. Amended and Restated 2018 Inducement Plan	500,000	(5)	$8.08	$4,040,000.00	$525.00
Total	1,860,881			$15,035,918.48	$1,953.00

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”), on January 1, 2020 pursuant to an “evergreen” provision contained in the 2016 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2016 Plan automatically increases on January 1st of each year, starting on January 1, 2017 and continuing through (and including) January 1, 2026 by 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding fiscal year, or a lesser number of shares determined by the Registrant’s board of directors (the “Board”).

(3)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $8.08 per share, the average of the high and low prices of the Common Stock on March 3, 2020 as reported on The Nasdaq Global Market.

(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”) on January 1, 2020 pursuant to an “evergreen” provision contained in the 2016 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2016 ESPP automatically increases on January 1st of each year, starting on January 1, 2017 and continuing through (and including) January 1, 2026 by the lesser of: (i) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding fiscal year, (ii) 300,000 shares, or (iii) such other number of shares determined by the Board.

(5)	Represents shares of Common Stock that were added to the shares authorized for issuance under the Registrant’s Amended and Restated 2018 Inducement Plan (the “Inducement Plan”). On February 18, 2020, the Compensation Committee of the Board (the “Compensation Committee”) of the Registrant approved the amendment and restatement of the Registrant’s 2018 Inducement Plan to, among other things, provide for the reservation of an additional 500,000 shares of Common Stock to be used exclusively for the grant of awards to individuals not previously an employee or non-employee director of the Registrant (or following a bona fide period of non-employment with the Registrant, as an inducement material to the individual’s entry into employment with the Registrant within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules (“Rule 5635(c)(4)”). The Inducement Plan was approved by the Compensation Committee without stockholder approval pursuant to Rule 5635(c)(4).

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering (a) 1,088,705 shares of Common Stock issuable to eligible persons under the 2016 Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on August 15, 2016 (File No. 333-213120), March 8, 2017 (File No. 333-216532), March 7, 2018 (File No. 333-223500) and March 12, 2019 (File No. 333-230213), (b) 272,176 shares of Common Stock issuable to eligible persons under the 2016 ESPP, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on August 15, 2016 (File No. 333-213120), March 8, 2017 (File No. 333-216532), March 7, 2018 (File No. 333-223500) and March 12, 2019 (File No. 333-230213) and (c) 500,000 shares of Common Stock issuable to eligible persons under the Inducement Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on May 30, 2018 (File No. 333-225294) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2016 Plan, 2016 ESPP and the Inducement Plan are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Protagonist Therapeutics, Inc.

4.2 (2)	Amended and Restated Bylaws of Protagonist Therapeutics, Inc.

4.3 (3)	Specimen stock certificate evidencing the shares of common stock.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Protagonist Therapeutics, Inc. 2016 Equity Incentive Plan and forms of stock option grant notice, option agreement, notice of exercise, restricted stock unit grant notice and restricted stock unit agreement thereunder.

99.2 (5)	Protagonist Therapeutics, Inc. 2016 Employee Stock Purchase Plan.

99.3 (6)	Protagonist Therapeutics, Inc. Amended and Restated 2018 Inducement Plan and forms of stock option grant notice, option agreement, restricted stock unit grant notice and restricted stock unit agreement thereunder.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-37852), filed with the Securities and Exchange Commission on August 16, 2016, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2(b) to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(4)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(5)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-212476), filed with the Securities and Exchange Commission on August 1, 2016, and incorporated herein by reference.
(6)	Filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K (File No. 001-37852), filed with the Securities and Exchange Commission on February 24, 2020, and incorporated herein by reference.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on this 10th day of March, 2020.

PROTAGONIST THERAPEUTICS, INC.

By:	/s/ Dinesh V. Patel, Ph.D.
Dinesh V. Patel, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dinesh V. Patel, Ph.D. and Don Kalkofen, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dinesh V. Patel, Ph.D.	President, Chief Executive Officer and Director	March 10, 2020
Dinesh V. Patel, Ph.D.	(Principal Executive Officer)

/s/ Don Kalkofen	Chief Financial Officer	March 10, 2020
Don Kalkofen	(Principal Financial and Accounting Officer)

/s/ Harold E. Selick, Ph.D	Chairman of the Board of Directors	March 10, 2020
Harold E. Selick, Ph.D

/s/ Bryan Giraudo	Director	March 10, 2020
Bryan Giraudo

/s/ Chaitan Khosla, Ph.D.	Director	March 10, 2020
Chaitan Khosla, Ph.D.

/s/ Sarah Noonberg, M.D., Ph.D.	Director	March 10, 2020
Sarah Noonberg, M.D., Ph.D.

/s/ William D. Waddill	Director	March 10, 2020
William D. Waddill

/s/ Lewis T. Williams, M.D., Ph.D.	Director	March 10, 2020
Lewis T. Williams, M.D., Ph.D.